Exhibit 99.1

News Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000 www.gbrx.com

For release: February 1, 2017 6:00 a.m. EST	Contact:	Lorie Tekorius
Justin Roberts
503-684-7000

Greenbrier Announces Pricing and Increased Size of Offering of Senior Convertible Notes

Lake Oswego, Oregon, February 1, 2017 — The Greenbrier Companies, Inc. (NYSE:GBX) (“Greenbrier”) announced today that it has increased the size of its previously announced offering of Senior Convertible Notes due 2024 to an aggregate principal amount of $250 million (the “Notes”). The Notes are being offered in the United States only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Greenbrier has also granted the initial purchasers a 30-day option to purchase up to an additional $25 million aggregate principal amount of Notes on the same terms and conditions. Greenbrier expects to close the offering of the Notes on or about February 6, 2017, subject to satisfaction of various customary closing conditions.

The Notes will be Greenbrier’s general, unsecured, senior obligations and will rank equally in right of payment with all of Greenbrier’s existing and future senior unsecured debt. The Notes will bear interest at an annual rate of 2.875% payable semiannually in arrears in cash on February 1 and August 1 of each year, commencing August 1, 2017. The Notes will mature on February 1, 2024, unless earlier repurchased or converted in accordance with their terms prior to such date.

The Notes will be convertible into shares of Greenbrier’s common stock pursuant to their terms, based on an initial conversion rate of 16.6234 shares of Greenbrier’s common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $60.16 per share of common stock. This represents a premium of 37.50% above the last reported sale price of Greenbrier’s common stock on the New York Stock Exchange on January 31, 2017 (which was $43.75 per share).

Prior to November 1, 2023, the Notes will be convertible at the option of the holders of the Notes only upon the satisfaction of certain conditions and during certain periods, and, thereafter, at any time until the close of business on the business day immediately preceding the maturity date. Upon conversion, the Notes may be settled, at Greenbrier’s election, in cash, shares of Greenbrier’s common stock, or a combination of cash and shares. The conversion rate and conversion price are subject to adjustment in certain events.

Greenbrier intends to use the net proceeds for general corporate purposes, including working capital, capital expenditures, acquisitions of, or investments in, complementary businesses and products or repayment or repurchase of a portion of its indebtedness.

The Notes and the shares of Greenbrier common stock issuable upon conversion of the Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration

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requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or the shares of common stock issuable upon a conversion thereof, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Greenbrier

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to the freight rail transportation markets. Greenbrier designs, builds and markets freight railcars in North America and Europe, we build freight railcars and rail castings in Brazil through a strategic partnership, and build and market marine barges in North America. Through our European manufacturing operations, we recently began delivery of US-designed tank cars in Saudi Arabia. In October 2016, we entered into an agreement with Astra Rail Management GmbH to form a new company, Greenbrier-Astra Rail, which will create an end-to-end, Europe-based freight railcar manufacturing, engineering and repair business. We expect this combination will be completed during 2017. We are a leading provider of wheel services, parts, leasing and other services to the railroad and related transportation industries in North America and a provider of freight railcar repair, refurbishment and retrofitting services in North America through a joint venture partnership with Watco Companies, LLC. Through other joint ventures we produce rail castings, tank heads and other railcar components. Greenbrier owns a lease fleet of over 8,500 railcars and performs management services for over 265,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements regarding Greenbrier’s anticipated closing of its convertible note offering and the anticipated use of proceeds from the offering and other statements that are not purely statements of historical fact. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, factors impacting the closing of the Notes. Other factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service

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liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other rail car or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016 and Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2016, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

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